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                                                                    EXHIBIT 99.1

(Bingham/Origen logo will go here)


FOR IMMEDIATE RELEASE

                                    Contact:  Ronald A. Klein, Bingham Financial
                                              248-644-8838
                                              Tricia Link, Wells Fargo
                                              213-253-3733


         BINGHAM FINANCIAL REINFORCES FOCUS ON MANUFACTURED HOME LENDING
       WITH AGREEMENT TO SELL BLOOMFIELD ACCEPTANCE & SERVICING COMPANIES
                                 TO WELLS FARGO

Birmingham, MI, May 22, 2001 - Bingham Financial Services Corporation (Nasdaq:
BFSC) and Wells Fargo & Company (NYSE: WFC) today announced they have signed a definitive agreement for the sale by Bingham to Wells Fargo of the assets of Bingham's subsidiaries Bloomfield Acceptance Company, LLC and Bloomfield Servicing Company, LLC.

Based in Birmingham, Michigan, Bloomfield Acceptance Company and Bloomfield Servicing Company have been providing national commercial real estate mortgage loan origination, brokerage and servicing for over 15 years and are national leaders in providing capital to the owners of manufactured home communities. In 2000, the companies originated $514 million in loans, with a current servicing portfolio of in excess of $1.2 billion.

"In part we are sorry to end what has been a long and rewarding relationship with the Bloomfield companies. However, this transaction will support the renewed focus on our manufactured home lending business operated under the Origen Financial brand," said



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Ron Klein, CEO of Bingham Financial. "We are pleased to see the Bloomfield companies' fine employees join the impressive Wells Fargo family with new business opportunities. The sale follows the significant securitization of manufactured home loans we completed in the first quarter and helps mark Bingham's renewed focus on Origen's robust manufactured home loan business. Proceeds from the sale of the Bloomfield companies will be reinvested as the first in a series of financing steps we hope to complete to put the Origen business on a strong and sustained financial platform. We understand the important strategic benefits of the market extension the Bloomfield companies will bring to Wells Fargo and we know they will enjoy the professionalism and enthusiasm of the Bloomfield companies' workforce."

"Through our acquisition of Bloomfield, Wells Fargo will be in a position to offer our customers access to more product choices. We will establish new distribution channels within the traditional life investor arena and expand our Freddie Mac Program Plus franchise," said Tim Sloan, executive vice president and head of Capital Markets for Wells Fargo. "We will also increase our commercial real estate servicing portfolio and expand our customer relationships."

About Bingham Financial

Bingham Financial Services Corporation is a national financial services company and one of the leading lenders to the manufactured housing industry through its subsidiary, Origen Financial.

About Wells Fargo

Wells Fargo & Company, a diversified financial services company with $280 billion in assets, provides banking, insurance, investments, mortgage and consumer finance from more than 5,400 stores and the Internet across North America and elsewhere internationally.

All statements made in this document and in any other communication regarding Bingham that are not statements of historical facts are "forward-looking statements"


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within the meaning of the Private Securities Litigation Reform Act of 1995, and
Bingham intends that such forward-looking statements be subject to the safe harbors created thereby. The words "believe," "expect," "anticipate," and similar expressions are examples of words that identify forward-looking statements, which may include, without limitation, statements regarding Bingham's future financial position, business strategy and expected cost savings or synergies. Each forward-looking statement is subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from results expressed or implied by any forward-looking statements include the risk from general economic conditions with particular emphasis on certain interest rates, competition and other factors. All subsequent written and oral forward-looking statements relating to Bingham and attributable to Bingham or to persons acting on behalf of it are expressly qualified in their entirety by these risk factors and by the risk factors set forth from time to time in Bingham's SEC filings, which are incorporated by reference, including but not limited to the risk factors set forth in Bingham's Annual Report on Form 10-K for the year ended December 31, 2000. Bingham undertakes no obligation to update or revise these forward-looking statements, publicly or otherwise, to reflect new information or future events.

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